Exhibit 99.1

Certification Pursuant to Section 1350 of Chapter 63

 of Title 18 of the United States Code

We, James R. Oyler, Chief Executive Officer of Evans & Sutherland Computer Corporation, and William M. Thomas, Chief Financial Officer of Evans & Sutherland Computer Corporation, certify that: (i) the Evans & Sutherland Computer Corporation Form 10-Q for the quarterly period ended September 27, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Evans & Sutherland Computer Corporation Form 10-Q for the quarterly period ended September 27, 2002 fairly presents, in all material respects, the financial condition and results of operations of Evans & Sutherland Computer Corporation.

/S/ James R. Oyler
James R. Oyler	Dated: November 8, 2002
Chief Executive Officer

/S/ William M. Thomas
William M. Thomas	Dated: November 8, 2002
Chief Financial Officer